Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Fourth Quarter and Full Year 2018 Financial Results
Q4 Total Revenues Grew 37%; Billings Up 44%;
Company Increases Fiscal 2019 Revenue and Profitability Outlook

SAN FRANCISCO - March 1, 2018 - Splunk Inc. (NASDAQ: SPLK), first in delivering “aha” moments from machine data, today announced results for its fiscal fourth quarter and full year ended January 31, 2018.

Fourth Quarter 2018 Financial Highlights

•	Total revenues were $419.7 million, up 37% year-over-year.

•	Total billings were $622.8 million, up 44% year-over-year.

•	GAAP operating loss was $23.9 million; GAAP operating margin was negative 5.7%.

•	Non-GAAP operating income was $73.0 million; non-GAAP operating margin was 17.4%.

•	GAAP loss per share was $0.18; non-GAAP income per share was $0.37.

•	Operating cash flow was $146.1 million with free cash flow of $139.5 million.

Full Year 2018 Financial Highlights

•	Total revenues were $1.271 billion, up 34% year-over-year.

•	Total billings were $1.551 billion, up 38% year-over-year.

•	GAAP operating margin was negative 20.0%; non-GAAP operating margin was positive 9.2%.

•	Operating cash flow was $262.9 million with free cash flow of $242.4 million.

“Organizations around the world are increasingly turning to Splunk to get strategic business answers from their machine data. Our opportunity is massive," said Doug Merritt, President and CEO, Splunk. “We reached the milestone of more than $1.2 billion in revenue by keeping a relentless focus on customer success. We will continue to invest in our customers by delivering great products, and I’m excited by our agreement to acquire Phantom to bring in a new age of analytics-driven security.”

Fourth Quarter 2018 and Recent Business Highlights:

Customers:

•	Signed more than 570 new enterprise customers.

•
New and Expansion Customers Include: American University, Broadridge Financial Solutions, Deutsche Bahn (Germany), Domino’s Australia, GTBank Ghana (Ghana), Guardian Life Insurance Company, Los Angeles World Airports, Nashville Electric Service, NTT Security (Japan), Shopify, State of Delaware, Statnett (Norway), Surrey Satellite Technology (England), Tampa Electric Company, TDC (Denmark), The Pennsylvania State University, University of California: San Diego, U.S. Department of State- Diplomatic Security, Viasat, The Washington Post, Worldpay (United Kingdom)

Products:

•	Released Splunk Enterprise Security 5.0, which accelerates incident response and streamlines investigations through Investigation Workbench.

•	Released new security analytics stories via Splunk Enterprise Security Content Update to help customers better detect cybersquatting, phishing and corporate espionage.

•	Released the Splunk Add-on for Google Cloud Platform, allowing organizations to collect, index and analyze Google Cloud Platform events, logs, performance metrics and billing data.

•	Released the Campus Compliance Toolkit for NIST 800-171, a free app developed in partnership with Blackwood Associates to help universities achieve NIST 800-171 compliance.

Corporate:

•	Announced a definitive agreement to acquire Phantom Cyber Corporation, a leader in Security Orchestration, Automation and Response (SOAR).

•	Splunk AVP Frank Dimina gave testimony during “CDM, The Future of Federal Cybersecurity?”, a congressional

Splunk Inc. | www.splunk.com

hearing on Capitol Hill focused on the challenges and opportunities presented by the U.S. Department of Homeland Security CDM program and the role of data analytics in protecting the federal government from cyberthreats.

•	Shared Splunk’s 2018 industry predictions across machine learning, IT operations, security and IoT.

Strategic and Channel Partners:

•	Announced new integrations with Amazon Kinesis Firehose and Amazon GuardDuty to deliver real-time analytics for joint customers across IT, security, big data and IoT use cases.

•	Introduced “Ask Splunk” for Alexa for Business, a conversational way for users to ask meaningful questions of data in Splunk and enterprise sources.

Recognition:

•	Named a Leader in the 2017 Gartner Magic Quadrant for Security Information and Event Management (SIEM) for the fifth consecutive year.

•	Named a Leader in the IDC MarketScape Asia/Pacific Big Data and Analytics Platform 2017 for delivering critical technology capabilities and customer value in Big Data Analytics market.

•	Splunk Enterprise 6.5 honored as a CRN 2017 Product of the Year in the “Enterprise Software” category for its advanced analytics capabilities.

•	Voted Best Business Software Provider by the readers of V3 in the V3 Technology Awards 2017.

Events:

•	Hosted SplunkLive! events in cities around the world, including Dallas, Stockholm and Utrecht.

Appointments:

•	Appointed Richard Timperlake as Vice President of Sales, EMEA.

Financial Outlook
The company is providing the following guidance for its fiscal first quarter 2019 (ending April 30, 2018):

•	Total revenues are expected to be between $295 million and $297 million.

•	Non-GAAP operating margin is expected to be approximately negative 6.0%.

The company is updating its previous guidance provided on November 16, 2017 for its fiscal year 2019 (ending January 31, 2019):

•	Total revenues are expected to be approximately $1.625 billion (was approximately $1.550 billion).

•	Non-GAAP operating margin is expected to be approximately 11.5% (was approximately 10.5%).

The company is providing the following guidance for its fiscal year 2019 (ending January 31, 2019):

•	Cloud revenues are expected to be approximately $160 million.

Splunk has adopted the new revenue standard ASC 606 as of February 1, 2018, and therefore the financial outlook provided is based on projected revenue under ASC 606.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, adjustments related to a financing lease obligation and acquisition-related adjustments.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal fourth quarter 2018 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through March 8, 2018 by dialing (855) 859-2056 and referencing Conference ID 9993278.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding

Splunk Inc. | www.splunk.com

Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal first quarter and/or fiscal year 2019 in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, future growth, strategy, expectations for our industry and business, customer demand and penetration, expanding use of Splunk by customers, and expected benefits of new products, product innovations and acquisitions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2017, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns machine data into answers. Organizations use market-leading Splunk solutions with machine learning to solve their toughest IT, Internet of Things and security challenges. Join millions of passionate users and discover your “aha” moment with Splunk today: http://www.splunk.com.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2018 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Tom Stilwell
Splunk Inc.
415.852.5561
tstilwell@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415.848.8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2018	2017	2018	2017
Revenues
License	$254,298	$190,513	$693,704	$546,925
Maintenance and services	165,425	115,948	577,084	403,030
Total revenues	419,723	306,461	1,270,788	949,955
Cost of revenues
License	4,298	3,252	13,398	11,965
Maintenance and services	69,905	55,011	243,011	179,088
Total cost of revenues	74,203	58,263	256,409	191,053
Gross profit	345,520	248,198	1,014,379	758,902
Operating expenses
Research and development	83,962	75,596	301,114	295,850
Sales and marketing	237,821	190,815	808,417	653,524
General and administrative	47,651	52,895	159,143	153,359
Total operating expenses	369,434	319,306	1,268,674	1,102,733
Operating loss	(23,914)	(71,108)	(254,295)	(343,831)
Interest and other income (expense), net
Interest income (expense), net	571	(806)	149	(2,829)
Other income (expense), net	(1,829)	(486)	(3,600)	(3,022)
Total interest and other income (expense), net	(1,258)	(1,292)	(3,451)	(5,851)
Loss before income taxes	(25,172)	(72,400)	(257,746)	(349,682)
Income tax provision (benefit)	(102)	1,805	1,357	5,507
Net loss	$(25,070)	$(74,205)	$(259,103)	$(355,189)

Basic and diluted net loss per share	$(0.18)	$(0.54)	$(1.85)	$(2.65)

Weighted-average shares used in computing basic and diluted net loss per share	142,074	136,230	139,866	133,910

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2018	January 31, 2017
Assets
Current assets
Cash and cash equivalents	$545,947	$421,346
Investments, current portion	619,203	662,096
Accounts receivable, net	391,799	238,281
Prepaid expenses and other current assets	70,021	38,650
Total current assets	1,626,970	1,360,373
Investments, non-current	5,375	5,000
Property and equipment, net	160,880	166,395
Intangible assets, net	48,142	37,713
Goodwill	161,382	124,642
Other assets	41,711	24,423
Total assets	$2,044,460	$1,718,546
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$11,040	$7,503
Accrued payroll and compensation	145,365	100,092
Accrued expenses and other liabilities	77,160	81,071
Deferred revenue, current portion	635,253	478,707
Total current liabilities	868,818	667,373
Deferred revenue, non-current	269,954	146,752
Other liabilities, non-current	98,383	99,260
Total non-current liabilities	368,337	246,012
Total liabilities	1,237,155	913,385
Stockholders’ equity	0
Common stock	143	137
Accumulated other comprehensive loss	156	(3,013)
Additional paid-in capital	2,086,893	1,828,821
Accumulated deficit	(1,279,887)	(1,020,784)
Total stockholders’ equity	807,305	805,161
Total liabilities and stockholders’ equity	$2,044,460	$1,718,546

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(25,070)	$(74,205)	$(259,103)	$(355,189)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,902	9,199	40,941	32,113
Amortization of investment premiums (accretion of discounts)	(114)	220	259	840
Stock-based compensation	91,930	92,794	358,463	378,041
Deferred income taxes	(1,979)	294	(4,656)	(326)
Excess tax benefits from employee stock plans	—	(131)	—	(682)
Non-cash facility exit adjustment	—	8,625	(5,191)	8,625
Disposal of property and equipment	—	2,739	—	2,739
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(127,302)	(65,792)	(153,518)	(56,616)
Prepaid expenses, other current and non-current assets	(37,276)	(17,598)	(45,777)	(25,726)
Accounts payable	(1,510)	1,190	3,409	2,720
Accrued payroll and compensation	28,858	16,732	44,484	4,194
Accrued expenses and other liabilities	4,538	2,153	3,845	35,145
Deferred revenue	203,094	126,304	279,748	175,956
Net cash provided by operating activities	146,071	102,524	262,904	201,834
Cash flows from investing activities
Purchases of investments	(127,858)	(160,004)	(645,762)	(683,787)
Maturities of investments	173,475	158,900	687,485	605,175
Acquisitions, net of cash acquired	—	—	(59,350)	—
Purchases of property and equipment	(6,572)	(18,130)	(20,503)	(45,349)
Other investment activities	(375)	—	(375)	(3,500)
Net cash provided by (used in) investing activities	38,670	(19,234)	(38,505)	(127,461)
Cash flows from financing activities
Proceeds from the exercise of stock options	1,701	396	4,175	7,751
Proceeds from employee stock purchase plan	14,762	12,229	34,044	27,412
Taxes paid related to net share settlement of equity awards	(49,179)	(40,352)	(137,830)	(113,707)
Repayment of financing lease obligation	(509)	—	(1,808)	—
Excess tax benefits from employee stock plans	—	131	—	682
Net cash used in financing activities	(33,225)	(27,596)	(101,419)	(77,862)
Effect of exchange rate changes on cash and cash equivalents	1,117	59	1,621	294
Net increase (decrease) in cash and cash equivalents	152,633	55,753	124,601	(3,195)
Cash and cash equivalents at beginning of period	393,314	365,593	421,346	424,541
Cash and cash equivalents at end of period	$545,947	$421,346	$545,947	$421,346

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, adjustments related to facility exits and acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The annual non-GAAP tax rate applied to the three and twelve months ended January 31, 2018 was 27%. Splunk will utilize this annual non-GAAP tax rate in fiscal 2018 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment, and billings, which represents revenues plus the change in deferred revenue during the period. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, adjustments related to facility exits, acquisition-related costs, including the partial release of the valuation allowance due to acquisitions, and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet. Splunk considers billings to be a useful measure for management and investors because it provides visibility into Splunk’s sales activity for a particular period, which is not necessarily reflected in its revenues given that Splunk recognizes term licenses and subscriptions for cloud services ratably.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$146,071	$102,524	$262,904	$201,834
Less purchases of property and equipment	(6,572)	(18,130)	(20,503)	(45,349)
Free cash flow (non-GAAP)	$139,499	$84,394	$242,401	$156,485
Net cash provided by (used in) investing activities	$38,670	$(19,234)	$(38,505)	$(127,461)
Net cash used in financing activities	$(33,225)	$(27,596)	$(101,419)	$(77,862)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$74,203	$(9,378)	$(3,995)	$328		$—	$61,158
Gross margin	82.3%	2.2%	1.0%	(0.1)%		—%	85.4%
Research and development	83,962	(29,643)	(279)	475		—	54,515
Sales and marketing	237,821	(40,322)	(16)	1,170		—	198,653
General and administrative	47,651	(15,519)	—	233		—	32,365
Operating income (loss)	(23,914)	94,862	4,290	(2,206)		—	73,032
Operating margin	(5.7)%	22.6%	1.0%	(0.5)%		—%	17.4%
Income tax provision (benefit)	(102)	—	—	—		20,043	19,941
Net income (loss)	$(25,070)	$94,862	$4,290	$(124)	(2)	$(20,043)	$53,915
Net income (loss) per share(1)	$(0.18)						$0.37
_________________________
(1) GAAP net loss per share calculated based on 142,074 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 147,047 diluted weighted-average shares of common stock, which includes 4,973 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2017

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$58,263	$(8,697)	$(2,649)	$287		$—	$—	$47,204
Gross margin	81.0%	2.8%	0.9%	(0.1)%		—%	—%	84.6%
Research and development	75,596	(27,768)	(40)	541		—	—	48,329
Sales and marketing	190,815	(43,675)	(20)	1,135		—	—	148,255
General and administrative	52,895	(14,897)	—	232		(11,364)	—	26,866
Operating income (loss)	(71,108)	95,037	2,709	(2,195)		11,364	—	35,807
Operating margin	(23.2)%	31.0%	0.9%	(0.7)%		3.7%	—%	11.7%
Income tax provision	1,805	—	—	—		—	5,883	7,688
Net income (loss)	$(74,205)	$95,037	$2,709	$(102)	(2)	$11,364	$(5,883)	$28,920
Net income (loss) per share(1)	$(0.54)							$0.21
_________________________
(1) GAAP net loss per share calculated based on 136,230 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 139,145 diluted weighted-average shares of common stock, which includes 2,915 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) For consistency, prior year non-GAAP net loss has been adjusted to reflect the tax effect of the non-GAAP adjustments based on the annual effective tax rate of 21%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Acquisition-related adjustments	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$256,409	$(34,814)	$(12,387)	$1,259		$—	$—	$—	$210,467
Gross margin	79.8%	2.7%	1.0%	(0.1)%		—%	—%	—%	83.4%
Research and development	301,114	(109,743)	(492)	1,990		—	—	—	192,869
Sales and marketing	808,417	(164,363)	(1,909)	4,684		—	—	—	646,829
General and administrative	159,143	(61,192)	—	927		5,191	(643)	—	103,426
Operating income (loss)	(254,295)	370,112	14,788	(8,860)		(5,191)	643	—	117,197
Operating margin	(20.0)%	29.0%	1.2%	(0.7)%		(0.4)%	0.1%	—%	9.2%
Income tax provision	1,357	—	—	—		—	2,540	29,082	32,979
Net income (loss)	$(259,103)	$370,112	$14,788	$(463)	(2)	$(5,191)	$(1,897)	$(29,082)	$89,164
Net income (loss) per share(1)	$(1.85)								$0.62
_________________________
(1) GAAP net loss per share calculated based on 139,866 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 144,862 diluted weighted-average shares of common stock, which includes 4,996 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $8.4 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2017

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$191,053	$(31,772)	$(11,261)	$849		$—	$—	$148,869
Gross margin	79.9%	3.3%	1.2%	(0.1)%		—%	—%	84.3%
Research and development	295,850	(132,039)	(233)	1,713		—	—	165,291
Sales and marketing	653,524	(164,558)	(432)	3,508		—	—	492,042
General and administrative	153,359	(58,345)	—	745		(11,364)	—	84,395
Operating income (loss)	(343,831)	386,714	11,926	(6,815)		11,364	—	59,358
Operating margin	(36.2)%	40.6%	1.3%	(0.7)%		1.2%	—%	6.2%
Income tax provision	5,507	—	—	—		—	7,348	12,855
Net income (loss)	$(355,189)	$386,714	$11,926	$890	(2)	$11,364	$(7,348)	$48,357
Net income (loss) per share(1)	$(2.65)							$0.35
_________________________
(1) GAAP net loss per share calculated based on 133,910 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 137,409 diluted weighted-average shares of common stock, which includes 3,499 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $7.7 million of interest expense related to the financing lease obligation.
(3) For consistency, prior year non-GAAP net loss has been adjusted to reflect the tax effect of the non-GAAP adjustments based on the annual effective tax rate of 21%.

Reconciliation of Total Billings

	Fiscal Year Ended
	January 31,	January 31,
	2018	2017
Total revenues	$1,270,788	$949,955
Increase in deferred revenue	279,748	175,956
Billings (non-GAAP)	$1,550,536	$1,125,911

Reconciliation of Total Cloud Billings

	Fiscal Year Ended
	January 31,	January 31,
	2018	2017
Total Cloud revenues	$94,035	$47,773
Increase in Cloud deferred revenue	87,444	47,745
Cloud billings (non-GAAP)	$181,479	$95,518

Splunk Inc. | www.splunk.com